FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 31, 2007

Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, NJ 07071
(201) 393-5000

001-12215
(Commission file number)

Delaware
(State of Incorporation)

16-1387862
(I.R.S. Employer Identification Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On May 31, 2007, Quest Diagnostics Incorporated (“Quest Diagnostics”), as Borrower, certain wholly-owned domestic subsidiaries of Borrower, as Guarantors, Bank of America, N.A., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and certain other lending institutions entered into (1) a Credit Agreement (the “Credit Agreement”) providing for a $1.6 billion term loan facility and a $750 million revolving credit facility, and (2) a Bridge Credit Agreement (the “Bridge Credit Agreement” and, together with the Credit Agreement, the “Credit Agreements”) providing for a $1 billion bridge loan facility. Quest Diagnostics is required, under the terms of the Credit Agreements, to use the proceeds to (a) pay the purchase price for the acquisition of AmeriPath Group Holdings, Inc., a Delaware corporation (“AmeriPath”) (see Item 2.01) and to pay fees, costs and expenses incurred in connection with the acquisition, (b) repay virtually all of AmeriPath’s debt and (c) repay the $450 million senior unsecured bridge loan borrowed by Quest Diagnostics in January 2007 to finance the acquisition of POCT Holding AB (HemoCue).

     The revolving credit facility under the Credit Agreement, which matures on May 31, 2012, replaces Quest Diagnostics’ existing $500 million revolving credit facility, which had no outstanding borrowings. The term loan under the Credit Agreement requires principal repayments of 1.25% of the amount borrowed on the last day of each calendar quarter starting on September 30, 2007, with the quarterly repayment increasing on September 30, 2009 to 2.5% of the amount borrowed and on September 30, 2011 to 17.5% of the amount borrowed, with the remainder of the outstanding balance due on May 31, 2012. The loan under the Bridge Credit Agreement is due on May 30, 2008.

     Interest under the Credit Agreements is based on certain published rates plus an applicable margin that will vary over a range from 40 basis points to 125 basis points based on changes in Quest Diagnostics’ public debt ratings. At its option, Quest Diagnostics may elect to enter into LIBOR-based interest rate contracts for periods up to six months. Interest on any outstanding amounts not covered under the LIBOR-based interest rate contracts is based on an alternate base rate, which is calculated by reference to the prime rate or federal funds rate. The Credit Agreements are guaranteed by virtually all of Quest Diagnostics’ domestic wholly-owned operating subsidiaries. Quest Diagnostics is required to add AmeriPath and certain of its wholly-owned operating subsidiaries as guarantors after the tender offer is consummated for the 10½% Senior Subordinated Notes due 2013 of AmeriPath, Inc. (“Notes due 2013”) (see Item 8.01).

     The Credit Agreements contain various covenants, which are substantially the same covenants to which Quest Diagnostics was previously subject to under its existing senior unsecured revolving credit facility and which include covenants requiring the maintenance of certain financial ratios, which could impact Quest Diagnostics’ ability to, among other things, incur additional indebtedness. In addition, the Bridge Credit Agreement provides for the mandatory prepayment of the loan in the event of a debt or equity issuance by Quest Diagnostics, subject to certain limited exceptions as set forth in the Bridge Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On May 31, 2007, Quest Diagnostics completed the acquisition of AmeriPath through a merger of Ace Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Quest Diagnostics, into AmeriPath, with AmeriPath being the surviving entity in the merger (the “Merger”). As a result of the Merger, AmeriPath is a wholly-owned subsidiary of Quest Diagnostics. Welsh, Carson, Anderson & Stowe IX, L.P. was the holder of a majority of the outstanding shares of common stock and participating preferred stock of AmeriPath.

     The aggregate consideration paid in connection with the Merger was approximately $2 billion, including the assumption of approximately $780 million of indebtedness. Quest Diagnostics funded the transaction with borrowings under the Credit Agreements, as described in Items 1.01 and 2.03, and from Quest Diagnostics’ cash on hand.

     In connection with the Merger, each holder of an option to purchase shares of AmeriPath granted under AmeriPath’s stock option plan that was vested as of the closing (a “Vested Stock Option”) received cash equal to a pro rata portion of the per share merger consideration, less the exercise price of such Vested Stock Option. Prior to the completion of the Merger, the Merger Agreement was amended to provide that each holder of an option to purchase shares granted under AmeriPath’s stock option plan that was not vested as of the closing was converted into an option to purchase common stock of Quest Diagnostics pursuant to a formula intended to preserve the intrinsic value of such option. As a result, options for an aggregate of 621,580 shares of common stock of Quest Diagnostics for an exercise price of $16.733 per share were assumed.

     Quest Diagnostics will file with the Securities and Exchange Commission the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X within 71 days of the date this current report on Form 8-K was required to be filed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On May 31, 2007, Quest Diagnostics borrowed $1.6 billion under the term loan facility under the Credit Agreement and $500 million under the Bridge Credit Agreement. On June 5, 2007 Quest Diagnostics gave notice to borrow approximately $280 million under the Bridge Credit Agreement for the purpose of purchasing the Notes due 2013 that have been tendered to AmeriPath, Inc (see Item 8.01) . Upon completing the purchase of the Notes due 2013, virtually all of AmeriPath’s existing indebtedness will have been repaid. Quest Diagnostics does not expect to borrow any additional amounts under the Bridge Credit Agreement. No additional amounts may be borrowed under the Bridge Credit Agreement after August 29, 2007. The information contained in Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events

On June 5, 2007 Quest Diagnostics issued a press release announcing receipt of requisite consents for the cash tender offer and consent solicitation for the Notes due 2013 and announcing the pricing for the tender offer. A copy of such press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Credit Agreement, dated as of May 31, 2007 among Quest Diagnostics, the guarantors named therein, Bank of America, N.A., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and certain other lending institutions parties thereto.

10.2 Bridge Credit Agreement, dated as of May 31, 2007 among Quest Diagnostics, the guarantors named therein, Bank of America, N.A., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and certain other lending institutions parties thereto.

10.3 Amendment dated as of May 31, 2007 to the Agreement and Plan of Merger among Quest Diagnostics, Merger Sub and AmeriPath.

99.1 Press release, dated June 5, 2007, issued by Quest Diagnostics with respect to the cash tender offer and consent solicitation for the 10½% Senior Subordinated Notes due 2013 of AmeriPath, Inc.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 5, 2007

QUEST DIAGNOSTICS INCORPORATED

By: /s/	Leo C. Farrenkopf, Jr.
Leo C. Farrenkopf, Jr.
Vice President and Secretary